EXHIBIT 99.2

FINAL

UTStarcom Releases Financial Results for the Second Quarter of 2007

ALAMEDA, Calif., October 18, 2007 — UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and services, today reported financial results for the second quarter of 2007.

Net sales for the second quarter 2007 were $538.2 million.  Gross margins for the second quarter 2007 were 14.8% and net loss for the quarter was $61.7 million, or a loss of ($0.51) per share.

“Clearly the first half of 2007 was challenging for UTStarcom,” stated Fran Barton, Chief Financial Officer of UTStarcom, Inc.  “However we are pleased to report that we expect to file our Q2 2007 Form 10-Q within the next few days, and as such, we will have completed all of our outstanding filings, which will bring us current with both the NASDAQ listing qualifications panel and our bondholders.  Now, we look forward to executing on our new corporate strategy and focusing on the opportunities and internal improvements that we believe will drive the Company toward profitability.”

Conference Call Details
The Company will host a conference call to discuss both the first and second quarter 2007 results.  The call will take place at 2:00 p.m. (PST)/ 5:00 p.m. (EST) on Thursday, October 18. The conference call dial-in numbers are as follows: United States — 888-398-3046; International — 706-902-1962. The conference ID number is 19776282.

A replay of the call will be available for 30 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 19776282.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through UTStarcom’s Web site at: http://www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.
UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in the United States, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements
This release includes forward-looking statements, including the foregoing statements regarding the Company’s expectations with respect to the completion of any outstanding filing required to be made with the Securities and Exchange Commission, the anticipated execution on new corporate strategy and the anticipated focus on opportunities and internal improvements that will drive the Company to profitability. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of the Company to complete its preparation of its Form 10-Q for the quarter ended June 30, 2007 and the ability of the Company to develop and implement a successful new corporate strategy and to identify and execute on opportunities and internal improvements that will improve its competitiveness and profitability.  The Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contact
Chesha Kamieniecki
Director of Investor Relations
UTStarcom, Inc.
(510) 749-1560

UTStarcom, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(As reported)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$ 527,579	$ 671,169
Accounts receivable, net	322,892	406,080
Notes receivable	4,083	5,060
Inventories	652,956	635,838
Prepaids and other current assets	132,882	101,795
Short-term restricted cash and investments	9,797	16,666
Total current assets	1,650,189	1,836,608
Property, plant and equipment, net	212,873	213,155
Long-term investments	96,407	47,809
Goodwill	3,063	3,063
Intangible assets	48,351	56,443
Long-term deferred costs	169,745	176,649
Other long-term assets	38,445	40,223
Total assets	$ 2,219,073	$ 2,373,950

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 219,736	$ 304,869
Short-term debt	379,935	102,758
Income taxes payable	—	2,483
Customer advances	298,104	265,812
Deferred revenue	96,422	95,742
Other current liabilities	231,341	271,400
Total current liabilities	1,225,538	1,043,064

Long-term deferred revenue	243,999	261,014
Long-term debt	460	275,161
Other long-term liabilities	21,307	13,858
Total liabilities	1,491,304	1,593,097

Minority interest in consolidated subsidiaries	5,331	6,493
Stockholders’ equity:
Common stock: $0.00125 par value; 750,000,000 authorized shares; 121,299,113 issued and 121,294,645 outstanding at June 30, 2007 and December 31, 2006	152	152
Additional paid-in capital	1,210,531	1,205,592
Accumulated deficit	(611,284)	(494,244)
Accumulated other comprehensive income	123,078	62,899
Treasury stock: 4,468 shares held in treasury at June 30, 2007 and December 31, 2006	(39)	(39)
Total stockholders’ equity	722,438	774,360
Total liabilities, minority interest and stockholders’ equity	$ 2,219,073	$ 2,373,950

UTStarcom, Inc.
Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(Unaudited)	(As restated)	(Unaudited)	(As restated)
Net sales	$ 538,245	$ 551,525	$ 1,014,146	$ 1,153,506
Cost of net sales	458,515	442,575	859,132	920,765
Gross profit	79,730	108,950	155,014	232,741

Operating expenses:
Selling, general and administrative	88,865	83,108	168,701	166,833
Research and development	42,158	46,603	85,819	93,005
Amortization of intangible assets	4,046	4,821	8,092	9,746
Total operating expenses	135,069	134,532	262,612	269,584

Operating loss	(55,339)	(25,582)	(107,598)	(36,843)

Interest income (expense), net	(3,926)	781	(5,742)	812
Other income, net	158	6,887	4,129	10,454
Loss before income taxes, minority interest and equity in loss of affiliated companies	(59,107)	(17,914)	(109,211)	(25,577)
Income tax expense	(3,298)	(4,669)	(7,640)	(7,508)
Minority interest in losses of consolidated subsidiaries	698	259	1,161	815
Net loss	$ (61,707)	$ (22,324)	$ (115,690)	$ (32,270)

Loss per share - Basic and diluted	$ (0.51)	$ (0.19)	$ (0.96)	$ (0.27)

Weighted average shares used in per-share calculation:
- Basic and diluted	120,982	120,608	120,941	120,604

UTStarcom, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands)

	Six months ended June 30, 2007	Six months ended June 30, 2006
	(Unaudited)	(As restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (115,690)	$ (32,270)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	29,737	34,653
Net (gain) loss on sale and disposal of assets	(2,629)	2,169
Net gain on long-term investment	(366)	—
Stock-based compensation expense	4,939	7,542
(Recovery of) provision for doubtful accounts	2,370	3,133
(Recovery of) provision for deferred costs reserves	(8,136)	5,978
Deferred income taxes	1,267	—
Other	(366)	(537)
Changes in operating assets and liabilities:
Accounts receivable	84,696	97,596
Inventories	(19,369)	(36,916)
Deferred costs	31,563	(6,853)
Other assets	(28,637)	(7,784)
Accounts payable	(89,502)	39,693
Income taxes payable	6,801	3,438
Customer advances	27,141	69,280
Deferred revenue	(23,982)	(10,512)
Other current liabilities	(49,135)	(89,454)
Net cash (used in) provided by operating activities	(149,298)	79,156
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(15,425)	(12,288)
Proceeds from the disposition of a long-term investment	1,800	—
Investment in affiliates, net of cash acquired	—	(302)
Proceeds from sale of semiconductor design operations	—	19,965
Change in restricted cash and long-term investments	6,615	(19,994)
Purchase of short-term investments	(21,735)	(28,032)
Proceeds from sale of short-term investments	13,484	25,588
Other	(230)	1,672
Net cash used in investing activities	(15,491)	(13,391)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing	64,621	62,545
Payments on borrowings	(64,732)	(140,053)
Other	4,728	1,967
Net cash provided by (used in) financing activities	4,617	(75,541)
Effect of exchange rate changes on cash and cash equivalents	7,972	5,225
Net decrease in cash and cash equivalents	(152,200)	(4,551)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	661,623	645,571
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 509,423	$ 641,020
Supplemental disclosure of cash flow information:
Interest	$ 7,054	$ 4,596
Income taxes	$ 3,687	$ 3,529
Non-cash operating activity
Accounts receivable transferred to notes receivable	$ 11,462	$ 15,376
Property, plant and equipment exchanged for long-term investment	$ —	$ 5,500